Exhibit 10.5

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

**** INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

TRANSITION SERVICES AGREEMENT (CRANBURY)

TRANSITION SERVICES AGREEMENT, dated as of August 13, 2004 (this “Agreement”), between Rhodia Inc., a Delaware corporation (“Rhodia U.S.”), and Innophos, Inc. (f/k/a Phosphates Acquisition, Inc.), a Delaware corporation (the “Purchaser”).

W I T N E S S E I H:

WHEREAS, Rhodia U.S., Rhodia Canada Inc., Rhodia de Mexico S.A. de C.V., Rhodia Overseas Ltd. and Rhodia Consumer Specialties Limited (collectively, the “Sellers”). Rhodia S.A. and the Purchaser have entered into an Agreement of Purchase and Sale, dated as of June 10, 2004 (the “Purchase Agreement”; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement), pursuant to which the Sellers agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Sellers, the Transferred Assets relating to the U.S. Business, the Canadian Business and the Mission Hills Business and the Transferred Subsidiary Shares with respect to the Coatza Business of the Sellers, all as more particularly set forth in the Purchase Agreement;

WHEREAS, the Purchase Agreement contemplates that Rhodia U.S. and the Purchaser shall enter into a transition services agreement pursuant to which Rhoda U.S. will provide, or cause to be provided, to the Purchaser certain transition services during the transitional period following the date hereof, as more particularly set forth herein; and

WHEREAS, Rhodia U.S. is willing to provide, or cause to be provided, such services to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Rhodia U.S. and the Purchaser hereby agree as follows:

1. Provision of Transition Services. (a) Subject to the terms and conditions of this Agreement, Rhodia U.S. agrees to provide, or cause to be provided to the Purchaser, and the Purchaser agrees to purchase from Rhodia U.S., certain information technology services (the “Information Technology Services”), office services (the “Office Services”), laboratory services (the “Laboratory Services”) and financial services (the “Financial Services”), as more particularly set forth on Exhibit A hereto (each, a “Transition Service”, and, collectively, all services provided hereunder being the “Transition Services”), for the relevant period specified in the Section 2 hereof. Rhodia U.S. shall provide the Transition Services pursuant to this Agreement in a commercially reasonable manner consistent with the level of care with which such Transition Services were previously provided by Rhodia U.S. to itself.

(b) The Purchaser shall follow in all material respects the policies, procedures and practices of Rhodia U.S. in effect as of the date hereof and provided to the Purchaser in writing, including providing information, reasonable cooperation, data and documentation or taking such actions reasonably required for Rhodia U.S. to perform the Transition Services as they were provided by Rhodia U.S. to the Business immediately prior to the date hereof and making available, if and to the extent reasonably requested by Rhodia U.S., sufficient resources and timely decisions, approvals and acceptances, in order that Rhodia U.S. may accomplish its obligations hereunder in a timely manner. With respect to each Transition Service, Rhodia U.S., or any of its Affiliates, shall be responsible, in good faith after consultation with Purchaser, for selecting the employees who will perform such Transition Service and administering such employees (i.e., setting such employees’ hours of work, establishing compensation structure, work load balancing, etc.), subject to Section 1(a) hereof.

(c) Each party shall, and shall cause its employees to, observe and comply in all material respects with any and all Laws bearing on the performance of the Transition Services and their operations on the space provided by Rhodia U.S. to the Purchaser.

(d) The Purchaser shall be responsible for its operations on the space provided by Rhodia U.S. under this Agreement. The Purchaser shall maintain appropriate insurance including property, casualty and general liability insurance with respect to any space provided by Rhodia U.S. to the Purchaser in accordance with this Agreement (including coverage for damage to, or destruction of, any personal property located on such premises).

(e) The Purchaser and Rhodia U.S. hereby agree that the lease of space included in the Office Services and the Laboratory Services, as more particularly set forth on Exhibit A hereto, and the provisions hereunder relating thereto are subject and subordinate to that certain Lease Agreement dated as of May 23, 2003, between Cranbury LLC and Rhodia U.S., as amended.

2. Term. (a) This Agreement and the performance of the Transition Services hereunder shall commence on the date hereof (the “Effective Date”) and this Agreement shall continue in full force and effect until such time as the term of each of the Information Technology Services, the Office and Laboratory Services and the Financial Services has expired or this Agreement has been otherwise terminated in accordance with the terms of this Agreement (the “Term”). The performance of each Transition Service shall commence on the Effective Date and each Transition Service shall have an initial term as set forth on Exhibit A (each, a “Transition Service Term”); provided, however, that: (i) each Transition Service Term shall automatically be extended beyond the initial term in six-month increments unless either party provides, prior to the expiration of the initial term or any extension thereof, the other party with 120 days’ prior written notice that it wishes to terminate such Transition Service and such notice period has elapsed; (ii) Rhodia U.S. shall not have the right to terminate the Transition Service Term for the Information Technology Services, the Office Services and the Laboratory Services until after the beginning of the first such increment; and (iii) the Transition Service Term for (A) the Information Technology Services, the Office Services and the Laboratory Services shall not exceed an additional three years and (B) Financial Services shall not exceed an additional one year.

(b) This Agreement may be terminated by: (i) mutual written consent of the parties; (ii) either party hereto upon written notice delivered to the other party if (A) the other party fails to materially perform or otherwise materially breaches an obligation under this Agreement; provided, however, that such party shall have 30 days from the date of receipt of such notice to cure such material non-performance or such material breach, after which time this Agreement shall terminate if such material non-performance or such material breach has not been cured or (B) the other party makes a general assignment for the benefit of creditors,

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becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings; (iii) by Rhodia U.S. upon the failure of the Purchaser to make three or more consecutive payments pursuant to this Agreement and (iv) by the Purchaser or Rhodia U.S. upon written notice delivered to the other party, if performance by such party of this Agreement has been rendered impossible or impracticable by reason of the occurrence of any force majeure in accordance with Section 5 hereof for 30 consecutive days.

3. Compensation. (a) The Purchaser shall pay to Rhodia U.S. an amount equal to fees set forth below applicable to each Transition Service for each twelve-month period (or portion thereof) of the applicable Transition Service Term (and any extension thereof):

Service	Annual Fee (U.S. Dollars)
Information Technology Services	$(*****)
Office Services	$(*****)
Laboratory Services	$(*****)
Financial Services	$(*****)

(b) The annual fees shall be payable in monthly installments and shall be due and payable on the first day of the month in which such Service shall be rendered and shall be made in U.S. Dollars; provided that the initial payment hereunder shall be paid on the first day of the first month beginning after the Closing Date and shall be pro rated to include fees owed hereunder for the period beginning on the Closing Date and ending on the last day of the month during which the Closing occurs. Interest shall be paid by the Purchaser to Rhodia U.S. on any amount due from the Purchaser but not paid, at a rate per annum equal to LIBOR plus 400 basis points, and Rhodia U.S. has the right to suspend performance under this Agreement upon failure of the Purchaser to make three or more consecutive payments pursuant to this Agreement; provided, however, the Purchaser acknowledges that such suspension of performance by Rhodia U.S. will not relieve the Purchaser from the obligation to pay Rhodia U.S. the entirety of the applicable annual fee for the entirety of the applicable Transition Service Term, and any possible extension thereof, for the applicable Transition Service.

(c) All fees payable by the Purchaser under this Agreement shall be inclusive of any sales use or similar transfer taxes as invoiced by Rhodia U.S.

4. Additional Services. In addition to the Transition Services, Rhodia U.S. shall provide to the Purchaser such additional services reasonably required by the Purchaser, at its direction, (including those set forth on Exhibit B hereto and any separation and stand-alone services) in a commercially reasonable manner and at a reasonable level of care, and the Purchaser shall pay to Rhodia U.S. all additional out of pocket and internal costs related thereto (including the applicable cost for the usage of each additional service set forth on Exhibit B). Rhodia U.S. (or the Purchaser if specifically indicated) shall also provide to the Purchaser (or Rhodia, in the case of a service provided by the Purchaser) the additional services set forth on

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Exhibit C, D and E hereto in a commercially reasonable manner and at a reasonable level of care and on the terms and conditions set forth thereon. Other than the services set forth on Exhibit B, C, D and E, Rhodia U.S. shall not be obligated to provide any of the foregoing services, except to the extent Rhodia U.S. and the Purchaser mutually agree on the terms and conditions and pricing of such services

5. Force Majeure. The obligations of Rhodia U.S. and the Purchaser shall be suspended during the period and to the extent that Rhodia U.S. is prevented or hindered from complying therewith by any of the following causes beyond its reasonable control: (i) acts of God; (ii) weather, fire or explosion; (iii) war, invasion, riot or other civil unrest; (iv) governmental laws, orders or restrictions; (v) actions, embargoes or blockades in effect on or after the date of this Agreement; (vi) action by any regulatory authority; (vii) national or regional emergency; (viii) strikes, labor stoppages or slowdowns or other industrial disturbances; or (ix) shortage of adequate power or transportation facilities. In such event, the party whose performance is affected thereby shall give notice of suspension as soon as reasonably practicable to the other stating the date and extent of such suspension and the cause thereof, and such party shall resume the performance of such obligations as soon as reasonably practicable after the removal of the cause.

6. Confidentiality. Rhodia U.S. and the Purchaser agree to, and shall cause their respective Affiliates to, keep confidential all information (other than information that (i) is or becomes generally available to the public other than as a result of a disclosure by Rhodia U.S. or the Purchaser in violation of this Section 6 or (ii) becomes available to Rhodia U.S. or the Purchaser or their Affiliates (the “Receiving Party”), on a nonconfidential basis from a Person who is not known by the Receiving Party to be, after reasonable investigation, prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the other party) in its possession or that it acquires in connection with this Agreement concerning the performance of the Transition Services, the Business, the Purchaser, Rhodia U.S. or their respective Affiliates (“Confidential Information”); provided, however, that in the event that one of the parties is requested pursuant to, or required by, Law to disclose any Confidential Information (such party being a “Requested Party”), the Requested Party will provide the other party with prompt notice of such request or requirement in order to enable the other party to seek an appropriate protective order or other remedy (and if the other party seeks such an order, the Requested Party will provide such cooperation as the other party shall reasonably request), to consult with the other party with respect to the other party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 6 and, in the event that such protective order or other remedy is not obtained, or the other party waives compliance, in whole or in part, with the terms of this Section 6, the Requested Party will disclose only that portion of the Confidential Information that it is advised by counsel is legally required to be disclosed and will use its reasonable best efforts to ensure that all Confidential Information so disclosed will be accorded confidential treatment.

7. Disclaimer and Limitation of Liability. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, RHODIA U.S. MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED UNDER THIS AGREEMENT AND

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PROVIDES ALL SUCH TRANSITION SERVICES IN A COMMERCIALLY REASONABLE MANNER CONSISTENT WITH THE LEVEL OF CARE WITH WHICH SUCH TRANSITION SERVICES WERE PREVIOUSLY PROVIDED BY RHODIA U.S. EACH PARTY SHALL BE LIABLE FOR LOSSES OF THE OTHER PARTY INCURRED IN CONNECTION WITH THIS AGREEMENT ONLY TO THE EXTENT SUCH LOSSES RESULT FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PARTY.

8. Indemnification. Each party agrees to indemnify the other party and its Affiliates and their officers, directors, employees, agents, successors and assigns for, and hold them harmless from, any Losses for which the indemnifying party is liable in accordance with Section 7 of this Agreement.

9. Record Retention and Inspection Rights. During the Term, each party agrees that it shall, and shall cause its Affiliates to, maintain accurate records arising from or related to the Transition Services, including accounting records and documentation produced in connection with the performance of the Transition Services, and, upon reasonable written notice from the other party, shall make such records reasonably available for inspection and copying (at the expense of the requesting party) during reasonable business hours. Prior to the expiration of the Transition Services Term for Information Technology Services pursuant to the terms hereof, Rhodia U.S. shall provide a non-exclusive, royalty-free license with respect to all intellectual property developed by Rhodia U.S. and its Affiliates (as opposed to third party providers) used to provide the services hereunder and reasonably required with respect to the Purchaser’s ongoing information technology.

10. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

a)	If to Rhodia U.S.:

Rhodia Inc.

26 Quai Alphonse Le Gallo

92512 Boulogne Billancourt Cedex

France

Telecopy: 33.1.55.38.40.00

Attention: General Counsel

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with a copy to:

Rhodia Inc.

259 Prospect Plains Road

Cranbury, NJ 08512

Telecopy: 609-860-0297

Attention: General Counsel

with a copy to:

Shearman & Sterling LLP

114, avenue des Champs-Elysées

75008 - Paris

France

Telecopy: 33.1.53.89.70.70

Attention: Hubertus V. Sulkowski, Esq.

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10282

Telecopy: 212-848-7179

Attention: Peter J. Rooney, Esq.

b)	If to the Purchaser:

Innophos, Inc.

259 Prospect Plains Road

Cranbury, New Jersey 08512

Telecopy: (609) 860-0350

Attention: Randy Gress

with a copy to:

Bain Capital NY, LLC

745 Fifth Avenue, Suite 3200

New York, New York 10151

Telecopy: 212-421-2235

Attention: Stephen M. Zide

Kirkland & Ellis LLP

153 East 53rd Street

New York, New York 10022

Telecopy: 212-446-4900

Attention: Eunu Chun, Esq.

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11. Independent Contractor. Rhodia U.S. shall act as an independent contractor and not as the agent of the Purchaser in performing the Transition Services, maintaining control over its employees, its subcontractors and their employees and complying with all withholding of income at source requirements, whether federal, state, local or foreign. No employee of Rhodia U.S. performing Transition Services shall be considered an employee of the Purchaser or any of its Affiliates: Rhodia U.S. may subcontract any of the Transition Services without the prior written approval of the Purchaser.

12. Public Announcements. No party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement without prior notification to the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, any party may make an announcement concerning the performance of the Transition Services without prior notification to the other parties if required by (i) the Laws of any relevant jurisdiction, (ii) any existing contractual obligations, or (iii) any Governmental Authority to which either party is subject or submits, wherever situated, whether or not the requirement has the force of Law; provided, however, that in the case of clause (i), (ii) or (iii), the relevant party shall take such steps as may be reasonable and practicable under the relevant circumstances to agree on the contents of such announcement with the other parties before making such an announcement.

13. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Assignment. Neither party may assign or transfer this Agreement or any of its respective rights or obligations hereunder in any manner whatsoever, by operation of Law or otherwise (including, without limitation, by merger, contribution, spin-off or otherwise), without the prior written consent of the other party, which consent may be granted or withheld in the sole discretion of such party and any attempted assignment thereof shall be void; provided that the Purchaser and Rhodia U.S. may assign or transfer this Agreement to each of their respective Affiliates, to its financing sources (for collateral purposes) and, in the case of Purchaser, to any subsequent purchaser of the Business or any portion thereof; provided, however, no assignment shall relieve any party of its obligations hereunder, in whole or in part, in any manner.

15. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as expressly permitted herein, nothing herein is intended to or shall confer upon any other Person, any right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

16. Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, oral or written, between the parties with respect to the subject matter hereof.

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17. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Rhodia U.S. and the Purchaser or (b) by a waiver in accordance with Section 18 hereof.

18. Extension; Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

19. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

20. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

21. No Additional Rights. The parties agree that this Agreement shall not grant to the Purchaser any additional rights to Rhodia U.S. proprietary information, technology or know-how.

22. Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that, to the extent permitted by applicable Laws, the parties shall be entitled to specific performance of the terms hereof (without posting any bond or security), in addition to any other remedy at law.

23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City, of New York for the purpose of any Action arising out of or relating to this Agreement

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brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

24. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RHODIA INC.

By:	/s/ Jacques Lehre
	Name:	Jacques Lehre
	Title:	Authorized Signatory

INNOPHOS, INC.

By:	/s/ Mark Feuerbach
	Name:	Mark Feuerbach
	Title:	Chief Financial Officer

EXHIBIT A

Services	Description of Service	Initial Term
Information Technology Services

•      Provision of hardware and software infrastructure using common IT platform shared by all of Rhodia Inc., as previously adapted and customized for the Business specifically excluding, however, services historically provided by Regional IT Officers.

12 months

• The Application Architecture shall include the following core applications, along with peripheral systems: • (*****) • (*****) • (*****)

• In addition the Application Architecture shall include the following specialized or supporting applications: • (*****) • (*****) • (*****) • (*****) • (*****) • (*****) • (*****) • (*****)

•      Additional applications shall include the following:

•      Vertex – Sales Tax

•      Freight Payment

•      Barcoding for production and warehouse management

•      (*****)

•      RPM – Rapid Price Maintenance

•      Kleinschmidt / Borque Rail Track

•      Via Fax / Right Fax

•      LIMS – Laboratory Management

•      EDI – Banks, Customers, Vendors, and Carriers

Services	Description of Service	Initial Term

•      Polaroid – Document Imaging

•      PENSKE Logistics – Load tendering for outbound shipment

•      (*****)

•      (*****)

•      (*****)

•      Labeling Unlimited – Product Package Labeling

•      Panagon – Document Management

•      Business Objects – Global Data Warehouse (not used by Belinda)

•      ITS – Import Tracking System

•      Lotus Notes – HSE & Engineering tracking

•      RIO – Rhodia Inc. OnLine

•      CCTS – Customer Complaint

•      E-Race

• Hardware support and systems support necessary to maintain IT environment, including help desk support; provided that the hours of support shall be consistent with Rhodia U.S.’s hours of IT support

Office Services

•      Lease of approximately 17,480 sq. ft. of office space plus access to public areas (i.e. hallways/bathrooms/stairwells).

•      Other ordinary course services (e.g. utilities, cleaning services, etc.) provided by Rhodia U.S. to the Business conducted at such facility in a manner consistent with past practices.

12 months

Laboratory Services

•      Lease of approximately 10,000 sq. ft. of laboratory space plus access to public areas (i.e. hallways / bathrooms/ stairwells).

•      Other ordinary course services (e.g. utilities, cleaning services, etc.) provided by Rhodia U.S. to the Business conducted at such facility in a manner consistent with past practices.

•      Access to Building H lab from the date hereof through December 31, 2004 at Purchaser’s discretion in order to utilize 3 cells historically dedicated to Purchaser’s business. Purchaser shall be responsible for all its operations and activities at this shared lab.

12 months

Financial Services

•      Accounts Receivable and Accounts Payable management.

•      P card continuation through September 18, 2004. Rhodia will bill the Purchaser for all charges incurred in utilization of the P Card and the invoice therefor will be payable upon receipt.

6 months

Exhibit B

Services	Description of Service	Incremental Costs
Discretionary IT Support	• Discretionary IT support, as requested by the Purchaser, for system changes, data extracts, conversion or other IT Support	(*****)

Separation of IT Systems

•       Separation of IT systems of the Business and Rhodia Inc. through establishment of a (*****) environment on the existing AS/400 and a separate database on the HP/UNIX environment. Assistance in establishing stand-alone IT systems for the Business. New hardware will be provided and additional staff to set up such hardware will be employed. Rhodia IT personnel will cooperate with the Purchaser to effectuate the transition of Purchaser to a stand-alone IT system, including collaborating with Purchaser in suggesting, designing and implementing the required IT solutions.

(*****)

Relocation of Laboratory Facilities	• Any relocation of laboratory facilities to separate building within Cranbury Campus of Rhodia U.S.	As mutually agreed

Exhibit C – Short Term Services

Services	Description of Service	Incremental Costs

1.	Effective date, duration and cancellation

All services will start on the day of closing.

Each individual service with the exception of the (*****) support service and the **** support service will have an initial 3 months duration, with automatic renewal for another 3 months at each subsequent term expiration, unless cancelled by either party. The duration of the (*****) support service, the (*****) support service and the **** support service will be fixed at a non-renewable 3 months.

Each party will be able to cancel each individual service for any reason, by simple written notification to the other party. Cancellation of an individual service will be effective 2 months after the month end following notification. Cancellation of a service does not affect in any way the other contracted services.

Each service will be assigned a quarterly fee, and will be due by the receiving party in equal month-end installments.

All services are provided by Rhodia except for Raw Materials purchasing support and the (*****) support services which will be provided by Innophos.

2.	Scope and resources

Each service will be characterized by its scope of supply, expected full-time-equivalent workload associated, and in most cases the name of the employee(s) who are expected to be the primary service providers.

Any issue about the service scope of supply or employee availability will be debated between Rhodia and Innophos, and resolved on a reasonable best efforts basis.

D.O.T. regulatory assistance

FTE workload: 11%

Primary: Donna Edminster

Review and Classification of Products: New Products, Imports, R&D, Raw Materials, Wastes and Intermediates under US DOT, Int’l Maritime Dangerous Goods, Int’l Civil Aviation Organization/lnt’l Air Transport Association, Canadian Transport of Dangerous Goods, Mexican NOM’s and European Road & Rail (ADR/RID) regulations.

(*****), additions and revisions, as well as (*****); additions, revisions (to comply with regulatory changes).

MSDS review and Approval: Sec. 14, Transportation.

DOT Exemptions: assist in application for new exemptions, emergency exemptions and renewal of existing exemptions.

FRA (Fed. Railroad Administration) Approvals :

Services	Description of Service	Incremental Costs

assist in application to move non-conforming packages (ie: overloaded cars).

Mandated US DOT HazMat training programs, Transportation Policies and Procedures: Review and Assess Compliance of Innophos Transportation Policies and Procedures, and of any inspection form associated with these Policies and Procedures.

Regulation and rulemaking monitoring: Domestic and international transport regulations and rulemaking; communication of applicable information.

Citation response assistance: assist Innophos personnel or retained counsel in their response to any occurrence involving a transportation regulatory enforcement agency and an Innophos location.

Compliance Auditing: To ensure compliance with US DOT requirements of plants, 3rd party warehouses, and terminals and tollers (when requested).

DOT Security: Development and maintenance of US DOT Security Plan and associated requirements.

Issue resolution: respond to inconsistencies; customer inquiries; packaging issues; problems; compliance issues.

Product Stewardship assistance

FTE workload: 30%

Primary: Barbara Platt

Creation of MSDS’s for new products, R&D products and imported products.

Routine 3-yearly review of MSDS portfolio, and initial conversion to Innophos.

Review on request all labels and bag graphics.

MSDS Resource Code linkage in (*****)

Complete all regulatory-related customer questionnaires (about 8 to 12 per month)

Standard transportation review (performed during HAZCOM review)

Standard toxicity review – internal & literature sources (during HAZCOM review)

Services	Description of Service	Incremental Costs
Nurse

FTE workload: 21%

Primary: Susan Saakes

Workload based on 10% + 0.5 x Innophos Cranbury population / total Cranbury population.

Case management of short term disability cases.

Site nursing services to Innophos HQ employees

Doctor

FTE workload: 10% Primary: Jim Hathaway

Development of medical policies and procedures and assistance with implementation.

Medical advice to plants regarding

•       Classification of employee injuries

•       Handling of workers compensation cases

•       Complicated return to work cases requiring special medical evaluations (functional capacity evaluations), consideration of accommodation, work restrictions, etc.

•       Review of some short term disability cases to assist Susan Saakes

Review of medical examination reports. Includes random QC review of about 10% of all records and complete review of any records where restrictions are recommended by examining physician.

Occasional visits to sites to review medical program activities and visit to company physician and clinic providing support. Would also include assistance in selecting a new clinic should that become necessary

Industrial hygiene support and site assessments.

Advice on site ergonomic issues.

Assistance on product related issues :

•       Advice on MSDS wording when requested by product steward

•       Advice to businesses on health related concerns of products including occasional communication with customers

•       Support with some product stewardship issues especially if they involve potential human health issues.

Services	Description of Service	Incremental Costs
(*****) support

FTE workload: 60%

Primary: Ann Elfstrum & Nora Bahr

Coordination with brokers and customs for US imports (from Europe, Canada and Mexico).

Resolve clearing regulatory compliance issues for US imports (FDA, US Customs, USDA, etc...).

Carry-out all (*****) and (*****) transactional activity associated with the import process.

(*****) support

FTE workload: 25%

Primary: Amy Hollback

Maintain all Innophos truck and rail freight rates in the (*****)

Monitor and release Innophos orders from freight-hold.

Freight classification / codes.

Fedex invoices payment for all locations.

Raw Materials purchasing support	FTE workload: 35% Primary: Pat Crowley Assist Rhodia in Chlorine, Caustic Soda, P4 and PCl3 and Soda Ash market assessment, bid-evaluation and contract negotiation.

(*****) support’

FTE workload: 20%

Primary: Sean Schnepper

Assist Rhodia in TRI – Tier II reporting and associated corrective actions.

Transition Hammond and Blue-Island files and expertise to designated Rhodia employee.

Relocation services

Fee: $1,500 per relocation

Primary: Marian Hedeman

Mirror service to Rhodia relocation policy for Innophos employees relocation.

Expected workload : 6 to 10 in the next year ( 3 foreign nationals to be localized and three R&D people to come from France as local hires after their TSA ends).

Canada human resource support	Fee: $2,000 per month Primary: Emma Stevens One day per week between closing and when Emma goes on maternity leave (December).

Services	Description of Service	Incremental Costs
Duties would include benefits administration for the Innophos Canadian employees, as well as training of a designated Innophos HR person.

CRTC Analytical Lab and Library Support

Shared lab services available on a basis consistent with past practice and provision of on-going routine library support including literature searching, document/book purchasing.

Monthly Charge: $4,000

Exhibit D – Bridge Services

Services	Description of Service	Incremental Costs

All bridge services shall have the following terms and conditions:

1. Effective date, duration and cancellation

All services will start on the day of closing and will have a 3 months duration. Identified services will be collectively assigned a total fee.

2. Scope and resources

The bridge services are part time job requirements of a help-desk nature, amounting to a small fraction of the identified individuals’ time, who would be called upon on an “as needed” basis to support, provide hand-holding, guidance, and training. The purpose is to help Innophos resources, who are new to the task or field, along the learning curve, but not to carry-out the tasks themselves.

Any issue about the service scope of supply or employee availability will be debated between Rhodia and Innophos, and resolved on a reasonable best efforts basis.

3. Cost of bridge services

Total cost covered by a lump-sum fee: $7,500

(*****)	Barbara Knoblock, Virginia Cender

(*****)	Joan Kirkpatrick Issues preventing smooth flow of transactions in Purchase to Pay process for raw materials and energy: guidance.

(*****)	John Will

Fixed Assets register administration, maintenance and closing	Terry MacFarlane and various

E-Race administration

Import / Export support	Tom Benza

(*****)	Mary Zielinski, Pam Accardi, Pat Feeney and George Novalany

A/P and A/R systems analyst:	Kathy Nielson

US Payroll Maintenance	• Robert Powell • Tanya Boyd

Exhibit E – Pay – as you go services

Services	Description of Service	Incremental Costs

1 Effective date, duration and cancellation

All services will start on the day of closing. Each individual service will have an initial 3 months duration, with automatic renewal for another 3 months at each subsequent term expiration, unless cancelled by either party.

Each party will be able to cancel each individual service for any reason, by simple written notification to the other party. Cancellation of an individual service will be effective 2 months after the month end following notification. Cancellation of a service does not affect in any way the other contracted services.

2 Scope and resources

Each service will be assigned an hourly fee, and will be due by the receiving party upon itemized month-end invoice reception.

Corrosion Expertise

Primary: Nick Fradette

Assist Innophos with corrosion studies and materials of construction selection requests.

If requested to do so, assist Innophos in the selection of an external corrosion consultant.

Hourly fee: tbd

Toxicology Expertise	Primary: Glenn Simon Assist Innophos with toxicology studies and provide expert opinions on toxicology issues.	Hourly fee: $160

BTR Environmental Engineering support	Primary: John Richardson Assist Innophos with LA specific environmental expertise.	Hourly fee: past practice

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